EXHIBIT 99.1

Letter agreement between Robert J. Krolik and the Company dated August 15, 2011

August 15, 2011

Robert J. Krolik
VIA HAND DELIVERY

Dear Rob:

Your services have been a great value to Move and I wish to thank you for agreeing to assist us while we search for a new CFO. Accordingly, we agree that:

1.	Your resignation as Move’s CFO, and as an officer of any of its subsidiaries, shall be effective as of August 19, 2011;
2.	Between August 19, 2011 and October 19, 2011 (the “Part Time Period”), you hereby agree to be a part-time employee of the Company to provide services to Move. Upon October 19, 2011, you hereby resign as a part-time employee of Move;
3.	Beginning effective as of August 8, 2011 through the end of the Part Time Period, you shall be paid by Move $1,000 per month; and
4.	The provisions of Sections 2.1, 2.2, 2.3, 3 and 5.3 of your Executive Retention and Severance Agreement will be cease to be in effect as of August 19, 2011 (as well as any similar clauses contained in any other agreements with the company), and a “Diminution of Responsibilities” thereunder, or in any other agreement with the company, shall be deemed to have occurred during the Part Time Period.

       Please indicate your agreement with the foregoing by executing this letter and faxing it to Jim Caulfield at (805) 557-2689.

Sincerely,

/s/ Steven H. Berkowitz

Steven H. Berkowitz
Chief Executive Officer
Move, Inc.

I have read and understand the terms of this letter and agree and consent to all of the terms and provisions contained herein.

/s/ Robert J. Krolik	Date August 15, 2011
Robert J. Krolik

30700 Russell Ranch Road, Westlake Village, CA 91362 • 805-557-2300 • Fax: 805-557-2688